UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

TALPHERA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1850 Gateway Drive, Suite 175
San Mateo, CA 94404
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TLPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K, on June 22, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Talphera, Inc. (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment and restatement of the Company’s Amended and Restated 2020 Equity Incentive Plan (the “2020 EIP”), and an amendment and restatement of the Company’s Amended and Restated the Company’s 2011 Employee Stock Purchase Plan (the “2011 ESPP”).

A summary of both the 2020 EIP and 2011 ESPP is set forth in the Company’s definitive proxy statement on Schedule 14A filed on April 29, 2026 for the Annual Meeting. That summary is qualified in its entirety by reference to the terms of the 2020 EIP and 2011 ESPP, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 22, 2026. Proxies for the Annual Meeting were solicited by the Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition. At the Annual Meeting, a total of 31,436,937 shares were represented in person or by proxy out of the 51,899,648 shares of common stock entitled to vote as of April 24, 2026, the record date for the Annual Meeting. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal No. 1

Marina Bozilenko, Joseph Todisco and Mark Wan were elected as Class III directors, by a plurality of the votes entitled to vote on the election of directors, to hold office until the 2029 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Marina Bozilenko	23,303,306	400,888	7,732,743
Joseph Todisco	23,433,045	271,149	7,732,743
Mark Wan	23,213,162	491,032	7,732,743

In addition to the directors elected above, Adrian Adams and Jill Broadfoot will continue to serve as directors until the 2027 Annual Meeting of Stockholders, and Vincent J. Angotti, Stephen J. Hoffman, M.D., Ph.D. and Abhinav Jain will continue to serve as directors until the 2028 Annual Meeting of Stockholders, and, in each case until their successors are elected and qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The selection by the Audit Committee of the Board of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
31,019,362	356,608	60,967	—

Proposal No. 3

The compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
22,874,586	786,249	43,359	7,732,743

Proposal No. 4

The Company’s 2020 EIP was approved, by the following vote:

For	Against	Abstain	Broker Non-Votes
22,602,504	1,068,623	33,067	7,732,743

Proposal No. 5

The Company’s 2011 ESPP was approved, by the following vote:

For	Against	Abstain	Broker Non-Votes
23,020,334	657,322	26,538	7,732,743

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Amended and Restated 2020 Equity Incentive Plan
10.2+	Amended and Restated 2011 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2026	TALPHERA, INC.
	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer